Exhibit 31.1

Certification of Principal Executive Officer Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Scott A. Smith, certify that:

1. I have reviewed this Form 10-K/A of Viatris Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Scott A. Smith
Scott A. Smith
Chief Executive Officer
(Principal Executive Officer)
Date: April 26, 2024